Exhibit 99.1

FCB Financial Holdings, Inc. Surpasses $8.5 Billion in Assets and Reports Record Third Quarter 2016 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported third quarter 2016 net income of $26.1 million, or $0.60 per share on a fully diluted basis, and record core net income of $25.4 million, or $0.59 per share on a fully diluted basis. Core net income rose 21% year-over-year and core net income per diluted share rose 22%. These resulted in a ROA of 125 basis points and a core ROA of 122 basis points.

•	Total net revenue of $75.4 million

•	Core EPS of $0.59 per share on a fully diluted basis

•	New loan portfolio grew sequentially at an annualized rate of 23%;

•	New loan fundings of $441.1 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 28%;

•	Total deposits grew by $449.9 million during the quarter,

•	Demand deposits grew by $221.7 million, or 58% annualized, during the quarter;

•	Core efficiency ratio of 42.8%;

•	Core ROA of 122 basis points; and

•	Tangible book value per share was $21.57;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the third quarter of 2016 include $72 thousand of severance expense, $7 thousand of other operating expense and $749 thousand gain on sale of investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our results this quarter highlighted by our organic growth, as new loan fundings and deposit growth each exceeded $425 million. This continued organic momentum coupled with operational discipline throughout the company produced our fifteenth consecutive quarter of improving and record operating results.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $272.3 million to $6.3 billion at September 30, 2016, an increase of 5% from $6.0 billion as of June 30, 2016 and 30% from $4.8 billion as of September 30, 2015.

The Bank’s new loan portfolio totaled $5.8 billion as of September 30, 2016, an increase of 6% from $5.5 billion as of June 30, 2016 and 40% from $4.2 billion as of September 30, 2015. Loan growth during the quarter was a result of $441.1 million of organic new loan fundings, consisting of $148.0 million of commercial and industrial, $165.5 million of commercial real estate and $127.7 million of residential and consumer. There were no residential mortgage purchases during the third quarter of 2016. As of September 30, 2016 new loans made up 93% of the total loan portfolio as compared to 92% and 87% as of June 30, 2016 and September 30, 2015, respectively.

The Bank’s acquired loan portfolio totaled $431.7 million as of September 30, 2016, a decrease of 9% from $474.1 million as of June 30, 2016 and a decrease of 33% from $647.1 million as of September 30, 2015. The decrease in the current quarter was driven by the resolution of $26.9 million of loans as well as scheduled loan amortization. As of September 30, 2016, acquired loans made up 7% of our total loan portfolio as compared to 8% and 13% as of June 30, 2016 and September 30, 2015, respectively.

Asset Quality

The provision for loan losses of $2.0 million recorded for the third quarter of 2016 includes a $2.0 million provision for new loans and net recoupment of valuation allowance of $25 thousand for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $30.5 million, or 0.52% of the $5.8 billion in new loans outstanding. The nonperforming new loan ratio as of September 30, 2016 was 0.01%.

Deposits and Borrowings

Deposits totaled $6.9 billion as of September 30, 2016, an increase of 7% from $6.5 billion as of June 30, 2016 and an increase of 43% from $4.8 billion as of September 30, 2015. During the third quarter of 2016, demand deposits increased by $221.7 million, or 15%, from June 30, 2016 and increased by $713.8 million, or 70%, from September 30, 2015. Demand deposits represent 25% of total deposits as of September 30, 2016 as compared to 23% and 21% as of June 30, 2016 and September 30, 2015, respectively. The cost of deposits was 71 basis points for the quarter, representing a 2 basis point increase from the second quarter of 2016 and a 12 basis point increase from the third quarter of 2015.

Net Interest Margin and Net Interest Income

The net interest margin for the third quarter of 2016 was 3.44%, a decrease of 7 basis points from the second quarter of 2016 and a decrease of 18 basis points from the third quarter of 2015. The decrease from the second quarter of 2016 was due primarily to an increase of money market deposits and borrowings as well as the continued attrition of the acquired loan portfolio.

Net interest income totaled $67.3 million in the third quarter of 2016, an increase of 4% from $64.9 million in the second quarter of 2016 and an increase of 19% from $56.8 million in the third quarter of 2015. Interest income totaled $80.8 million for the third quarter of 2016, an increase of 5% from $77.2 million in the second quarter of 2016 and an increase of 24% from $65.0 million in the third quarter of 2015. Interest income from new loans increased by $3.8 million, or 8%, from the second quarter of 2016 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $0.7 million, or 4%, from the second quarter as balance runoff more than offset better than expected cash flow performance. Interest expense was $13.5 million for the third quarter of 2016, an increase of 10% from $12.3 million in the second quarter of 2016 and an increase 64% from $8.3 million in the third quarter of 2015. The increase from the second quarter of 2016 was a result of an increase of $205.2 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration time deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $8.1 million for the third quarter of 2016 as compared to $8.2 million for the second quarter of 2016 and $7.1 million for the third quarter of 2015. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and income from the resolution of acquired assets of $2.1 million, $1.3 million and $1.1 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $33.0 million for the third quarter of 2016, a decrease of 3% from $34.0 million in the second quarter of 2016 and an increase of 8% from $30.7 million in the third quarter of 2015. For the quarter, the Company recorded non-core expenses of $79 thousand related to severance expense and other operating expenses.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.4%, 10.3% and 12.0% for the third quarter of 2016 respectively, compared to 10.3%, 9.8% and 11.3% for the second quarter of 2016, respectively. Stockholders’ equity totaled $966.1 million as of September 30, 2016, an increase of 5% from $923.2 million as of June 30, 2016 due to net income of $26.1 million and an increase in accumulated other comprehensive income of $11.4 million that was partially offset by $3.5 million in treasury stock repurchases. During the quarter, the Company repurchased 99,565 shares at a cost of $3.5 million. Tangible book value per common share is $21.57 as of September 30, 2016.

Conference Call

The Company will host a conference call today, Thursday, October 20, 2016 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through November 20, 2016, by dialing (877) 344-7529 and entering pass code 10092604.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core

ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

Florida Community Bank, N.A., a wholly owned subsidiary of FCB Financial Holdings, Inc. (NYSE: FCB), is the third largest Florida-based independent bank, and among the most highly capitalized banks in the state. Recently awarded a five-star rating from Bauer Financial™, FCB assets are more than $8 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks with an ever-growing team of highly-experienced associates and financial planning professionals. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 48 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$65,748	$62,642	$61,288	$56,945	$51,670
Interest and dividends on investment securities	14,955	14,470	14,374	14,147	13,315
Other interest income	97	96	66	65	38

Total interest income	80,800	77,208	75,728	71,157	65,023

Interest expense:
Interest on deposits	11,736	10,340	9,293	7,719	6,846
Interest on borrowings	1,786	1,938	1,993	1,469	1,408

Total interest expense	13,522	12,278	11,286	9,188	8,254

Net interest income	67,278	64,930	64,442	61,969	56,769
Provision for loan losses	1,990	1,976	1,440	2,329	675

Net interest income after provision for loan losses	65,288	62,954	63,002	59,640	56,094

Noninterest income:
Service charges and fees	884	842	806	826	823
Loan and other fees	2,145	2,248	2,014	2,425	1,783
Bank-owned life insurance income	1,288	1,286	1,285	1,315	1,101
Income from resolution of acquired assets	1,052	478	680	1,110	2,225
Gain (loss) on sales of other real estate owned	925	2,102	(110)	709	228
Gain (loss) on investment securities	749	324	(54)	(28)	166
Other noninterest income	1,099	942	813	1,186	746

Total noninterest income	8,142	8,222	5,434	7,543	7,072

Noninterest expense:
Salaries and employee benefits	18,711	19,614	18,645	17,750	16,840
Occupancy and equipment expenses	3,480	3,034	3,572	3,946	3,368
Loan and other real estate related expenses	1,834	2,235	1,820	2,300	1,939
Professional services	1,180	1,105	1,337	1,651	1,166
Data processing and network	2,882	2,796	2,863	2,719	2,433
Regulatory assessments and insurance	1,860	1,840	2,117	2,066	1,919
Amortization of intangibles	257	297	379	400	400
Other operating expenses	2,832	3,054	2,567	2,369	2,641

Total noninterest expense	33,036	33,975	33,300	33,201	30,706

Income (loss) before income tax expense (benefit)	40,394	37,201	35,136	33,982	32,460
Income tax expense (benefit)	14,330	13,697	12,684	4,233	11,320

Net income (loss)	$26,064	$23,504	$22,452	$29,749	$21,140

Earnings (loss) per share:
Basic	$0.64	$0.58	$0.55	$0.73	$0.51
Diluted	$0.60	$0.55	$0.52	$0.68	$0.48

Weighted average shares outstanding:
Basic	40,608,706	40,646,498	40,698,866	40,976,006	41,381,482
Diluted	43,150,813	42,997,811	42,840,157	43,643,408	43,798,378

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
Assets:
Cash and due from banks	$67,324	$51,277	$48,449	$44,696	$38,045
Interest-earning deposits in other banks	20,010	107,588	77,624	57,764	46,714
Investment securities:
Available for sale securities, at fair value	1,672,089	1,562,049	1,525,145	1,524,622	1,467,819
Federal Home Loan Bank and other bank stock, at cost	43,486	51,557	59,321	59,477	65,955

Total investment securities	1,715,575	1,613,606	1,584,466	1,584,099	1,533,774

Loans held for sale	15,748	5,363	900	2,514	2,573
Loans:
New loans	5,837,759	5,523,071	5,108,538	4,610,763	4,158,997
Acquired loans	431,734	474,076	535,129	582,424	647,139
Allowance for loan losses	(35,785)	(33,706)	(31,995)	(29,126)	(27,394)

Loans, net	6,233,708	5,963,441	5,611,672	5,164,061	4,778,742

Premises and equipment, net	38,112	37,939	36,686	36,954	37,351
Other real estate owned	25,654	29,290	43,522	39,340	40,405
Goodwill and other intangible assets	86,151	86,408	86,705	87,084	87,484
Deferred tax assets, net	59,081	66,213	74,420	75,176	78,090
Bank-owned life insurance	172,105	170,817	169,531	168,246	166,931
Other assets	97,684	89,280	102,149	71,552	78,580

Total assets	$8,531,152	$8,221,222	$7,836,124	$7,331,486	$6,888,689

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$830,910	$789,019	$737,875	$637,047	$618,741
Interest-bearing	3,794,215	3,490,188	3,276,896	2,935,418	2,678,410

Total transaction accounts	4,625,125	4,279,207	4,014,771	3,572,465	3,297,151
Time deposits	2,292,438	2,188,459	1,887,608	1,858,173	1,524,693

Total deposits	6,917,563	6,467,666	5,902,379	5,430,638	4,821,844
Borrowings	568,175	756,759	950,462	983,183	1,149,920
Other liabilities	79,329	73,625	93,984	41,556	61,047

Total liabilities	7,565,067	7,298,050	6,946,825	6,455,377	6,032,811

Stockholders’ Equity:
Class A common stock	41	40	39	39	39
Class B common stock	3	3	4	4	4
Additional paid-in capital	866,673	857,721	853,726	850,609	846,017
Retained earnings	160,555	134,491	110,987	88,535	58,786
Accumulated other comprehensive income (loss)	16,186	4,816	(8,240)	(9,443)	(2,905)
Treasury stock, at cost	(77,373)	(73,899)	(67,217)	(53,635)	(46,063)

Total stockholders’ equity	966,085	923,172	889,299	876,109	855,878

Total liabilities and stockholders’ equity	$8,531,152	$8,221,222	$7,836,124	$7,331,486	$6,888,689

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Performance Ratios
Interest rate spread	3.26%	3.33%	3.49%	3.56%	3.49%
Net interest margin	3.44%	3.51%	3.65%	3.69%	3.62%
Return on average assets	1.25%	1.19%	1.19%	1.66%	1.26%
Return on average equity	10.96%	10.41%	10.28%	13.65%	9.73%
Efficiency ratio (company level)	43.46%	46.04%	47.11%	47.19%	47.47%
Average interest-earning assets to average interest bearing liabilities	120.89%	119.60%	118.42%	119.25%	120.40%
Loans receivable to deposits	90.63%	92.73%	95.62%	95.63%	99.67%
Yield on interest-earning assets	4.09%	4.12%	4.24%	4.21%	4.12%
Cost of interest-bearing liabilities	0.83%	0.79%	0.75%	0.65%	0.63%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.27%	0.30%	0.33%	0.35%	0.36%
Nonperforming assets to total assets	0.50%	0.57%	0.79%	0.79%	0.84%
ALL to nonperforming assets	83.92%	71.59%	51.51%	50.47%	47.43%
ALL to total gross loans	0.57%	0.56%	0.57%	0.56%	0.57%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.01%	0.01%	0.02%	0.03%	0.01%
New loan ALL to total gross new loans	0.52%	0.52%	0.52%	0.52%	0.52%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	3.76%	3.69%	3.32%	2.90%	2.61%
Acquired loan ALL to total gross acquired loans	1.22%	1.10%	1.06%	0.92%	0.92%
Capital Ratios (Company)
Average equity to average total assets	11.4%	11.5%	11.6%	12.1%	13.0%
Tangible average equity to tangible average assets	10.5%	10.5%	10.6%	11.0%	11.8%
Tangible common equity ratio (1)	10.4%	10.3%	10.4%	10.9%	11.3%
Tier 1 leverage ratio	10.3%	9.8%	9.6%	10.3%	10.6%
Tier 1 risk-based capital ratio	11.8%	11.3%	11.1%	12.1%	12.6%
Total risk-based capital ratio	12.0%	11.3%	11.1%	12.1%	12.6%
Capital Ratios (Bank)
Average equity to average total assets	10.6%	10.5%	10.6%	11.0%	11.5%
Tangible common equity ratio	9.5%	9.4%	9.4%	9.7%	10.0%
Tier 1 leverage ratio	9.6%	9.6%	9.5%	9.9%	10.3%
Tier 1 risk-based capital ratio	11.1%	11.1%	11.1%	11.6%	12.2%
Total risk-based capital ratio	11.5%	11.2%	11.1%	11.6%	12.8%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,272,150	$1,209,762	$1,067,594	$998,141	$991,451
Owner-occupied commercial real estate	596,131	571,558	558,659	524,728	452,991
1-4 single family residential	1,982,340	1,923,092	1,833,190	1,541,255	1,326,180
Construction, land and development	639,626	582,615	543,540	537,494	430,690
Home equity loans and lines of credit	47,508	43,730	34,973	30,945	28,185

Total real estate loans	$4,537,755	$4,330,757	$4,037,956	$3,632,563	$3,229,497

Commercial and industrial	1,295,324	1,187,788	1,064,873	972,803	925,285
Consumer	4,680	4,526	5,709	5,397	4,215

Total new loans	$5,837,759	$5,523,071	$5,108,538	$4,610,763	$4,158,997

Acquired ASC 310-30 Loans:
Commercial real estate	$160,219	$182,828	$212,041	$247,628	$259,411
1-4 single family residential	34,329	35,400	40,061	40,922	69,915
Construction, land and development	25,156	25,296	27,973	28,017	32,996

Total real estate loans	$219,704	$243,524	$280,075	$316,567	$362,322

Commercial and industrial	21,985	28,984	33,413	36,783	46,233
Consumer	2,074	2,216	2,287	2,390	2,434

Total Acquired ASC 310-30 Loans	$243,763	$274,724	$315,775	$355,740	$410,989

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$39,769	$44,680	$55,731	$55,985	$60,804
Owner-occupied commercial real estate	20,042	19,256	20,814	21,101	19,699
1-4 single family residential	71,302	74,568	80,199	84,111	86,832
Construction, land and development	6,338	6,338	6,338	6,338	6,319
Home equity loans and lines of credit	43,096	46,269	47,362	49,407	50,566

Total real estate loans	$180,547	$191,111	$210,444	$216,942	$224,220

Commercial and industrial	7,001	7,801	8,478	9,312	11,504
Consumer	423	440	432	430	426

Total Acquired Non-ASC 310-30 Loans	187,971	199,352	219,354	226,684	236,150

Total loans	$6,269,493	$5,997,147	$5,643,667	$5,193,187	$4,806,136

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
Noninterest-bearing demand deposits	$830,910	$789,019	$737,875	$637,047	$618,741
Interest-bearing demand deposits	905,687	725,896	647,824	608,454	404,085
Interest-bearing NOW accounts	420,207	425,464	441,476	347,832	350,602
Savings and money market accounts	2,468,321	2,338,828	2,187,596	1,979,132	1,923,723
Time deposits	2,292,438	2,188,459	1,887,608	1,858,173	1,524,693

Total deposits	$6,917,563	$6,467,666	$5,902,379	$5,430,638	$4,821,844

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,			Three Months Ended June 30,
	2016			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$71,489	$97	0.53%	$92,582	$96	0.42%
New loans	5,595,402	49,831	3.48%	5,235,352	46,074	3.48%
Acquired loans (4)	447,232	15,917	14.24%	508,657	16,568	13.03%
Investment securities	1,643,102	14,955	3.56%	1,592,399	14,470	3.59%

Total interest-earning assets	7,757,225	80,800	4.09%	7,428,990	77,208	4.12%

Non-earning assets:
Noninterest-earning assets	490,465			470,240

Total assets	$8,247,690			$7,899,230

Interest-bearing liabilities:
Interest-bearing demand deposits	$761,462	$1,053	0.55%	$671,023	$843	0.50%
Interest-bearing NOW accounts	421,050	386	0.36%	452,759	434	0.38%
Savings and money market accounts	2,375,041	3,932	0.66%	2,222,786	3,418	0.62%
Time deposits	2,167,355	6,365	1.17%	1,973,438	5,645	1.15%
FHLB advances and other borrowings	691,901	1,786	1.01%	891,580	1,938	0.86%

Total interest-bearing liabilities	$6,416,809	$13,522	0.83%	$6,211,586	$12,278	0.79%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$810,374			$716,806
Other liabilities	77,339			65,110
Stockholders’ equity	943,168			905,728

Total liabilities and stockholders’ equity	$8,247,690			$7,899,230

Net interest income		$67,278			$64,930

Net interest spread			3.26%			3.33%

Net interest margin			3.44%			3.51%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended September 30,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$71,489	$97	0.53%	$79,951	$38	0.19%
New loans	5,595,402	49,831	3.48%	3,950,873	33,823	3.35%
Acquired loans (4)	447,232	15,917	14.24%	685,403	17,847	10.42%
Investment securities	1,643,102	14,955	3.56%	1,499,640	13,315	3.47%

Total interest-earning assets	7,757,225	80,800	4.09%	6,215,867	65,023	4.12%

Non-earning assets:
Noninterest-earning assets	490,465			434,393

Total assets	$8,247,690			$6,650,260

Interest-bearing liabilities:
Interest-bearing demand deposits	$761,462	$1,053	0.55%	$369,381	$431	0.46%
Interest-bearing NOW accounts	421,050	386	0.36%	397,831	342	0.34%
Savings and money market accounts	2,375,041	3,932	0.66%	1,895,582	2,569	0.54%
Time deposits	2,167,355	6,365	1.17%	1,380,658	3,504	1.01%
FHLB advances and other borrowings	691,901	1,786	1.01%	1,119,429	1,408	0.49%

Total interest-bearing liabilities	$6,416,809	$13,522	0.83%	$5,162,881	$8,254	0.63%

Noninterest-bearing liabilities and shareholders' equity:
Noninterest-bearing demand deposits	$810,374			$578,699
Other liabilities	77,339			46,709
Stockholders' equity	943,168			861,971

Total liabilities and stockholders' equity	$8,247,690			$6,650,260

Net interest income		$67,278			$56,769

Net interest spread			3.26%			3.49%

Net interest margin			3.44%			3.62%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Nine Months Ended September 30,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$83,538	$259	0.41%	$77,826	$111	0.19%
New loans	5,231,893	138,617	3.49%	3,538,684	89,665	3.34%
Acquired loans (4)	503,869	51,061	13.51%	737,216	49,513	8.95%
Investment securities	1,604,283	43,799	3.60%	1,524,992	38,594	3.34%

Total interest-earning assets	7,423,583	233,736	4.16%	5,878,718	177,883	4.00%

Non-earning assets:
FDIC loss share indemnification asset	—			14,520
Noninterest-earning assets	479,290			447,102

Total assets	$7,902,873			$6,340,340

Interest-bearing liabilities:
Interest-bearing demand deposits	$689,790	$2,680	0.52%	$241,975	$789	0.44%
Interest-bearing NOW accounts	421,765	1,191	0.38%	401,805	1,026	0.34%
Savings and money market accounts	2,214,231	10,193	0.62%	1,844,735	7,357	0.53%
Time deposits	2,014,943	17,305	1.15%	1,257,259	9,250	0.98%
FHLB advances and other borrowings	862,418	5,717	0.87%	1,111,569	3,634	0.43%

Total interest-bearing liabilities	$6,203,147	$37,086	0.80%	$4,857,343	$22,056	0.61%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$725,141			$575,004
Other liabilities	66,021			49,279
Stockholders’ equity	908,564			858,714

Total liabilities and stockholders’ equity	$7,902,873			$6,340,340

Net interest income		$196,650			$155,827

Net interest spread			3.36%			3.39%

Net interest margin			3.54%			3.54%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
Net Income (loss)	$26,064	$23,504	$22,452	$29,749	$21,140

Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	749	324	(54)	(28)	166
FDIC loss share indemnification loss	—	—	—	—	—
Noninterest expense
Salaries and employee benefits	72	1,018	240	48	3
Occupancy and equipment	—	—	103	512	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	7	—	7	88	20
Taxes
Tax Effect of adjustments (1)	(10)	17	(146)	(7,897)	50

Core Net Income	$25,384	$24,215	$22,710	$22,528	$21,047

Average assets	$8,247,690	$7,899,230	$7,554,078	$7,123,099	$6,650,260
ROA (2)	1.25%	1.19%	1.19%	1.66%	1.26%
Core ROA (3)	1.22%	1.23%	1.21%	1.25%	1.26%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items including $9.1 million release of deferred tax asset valuation reserve in Q4 2015. Core tax rate of 35% in 2015 and 36.1% in 2016.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
Reported: Net interest income	$67,278	$64,930	$64,442	$61,969	$56,769
FTE adjustment	989	865	975	1,044	1,043

Core net interest income	$68,267	$65,795	$65,417	$63,013	$57,812

Reported: Noninterest income	$8,142	$8,222	$5,434	$7,543	$7,072
FTE adjustment	824	822	822	841	704
Less: Gain (loss) on investment securities	749	324	(54)	(28)	166
FDIC loss share indemnification loss	—	—	—	—	—

Core noninterest income (loss)	$8,217	$8,720	$6,310	$8,412	$7,610

Reported: Noninterest expense	$33,036	$33,975	$33,300	$33,201	$30,706
Less:
Salaries and employee benefits	72	1,018	240	48	3
Occupancy and equipment	—	—	103	512	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	7	—	7	88	20

Core noninterest expense	$32,957	$32,957	$32,950	$32,553	$30,683

Efficiency ratio (1)	43.46%	46.04%	47.11%	47.19%	47.47%
Core efficiency ratio (2)	42.75%	43.83%	45.41%	45.02%	46.29%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	September 30,	June 30,	March 31,	December 31	September 30,
	2016	2016	2016	2015	2015
	(Dollars in thousands, except share and per share data)
Total assets	$8,531,152	$8,221,222	$7,836,124	$7,331,486	$6,888,689
Less:
Goodwill and other intangible assets	86,151	86,408	86,705	87,084	87,484

Tangible assets	$8,445,001	$8,134,814	$7,749,419	$7,244,402	$6,801,205

Total stockholders’ equity	$966,085	$923,172	$889,299	$876,109	$855,878
Less:
Goodwill and other intangible assets	86,151	86,408	86,705	87,084	87,484

Tangible stockholders’ equity	$879,934	$836,764	$802,594	$789,025	$768,394

Shares outstanding	40,791,359	40,537,913	40,595,787	40,860,453	40,984,200
Tangible book value per share	$21.57	$20.64	$19.77	$19.31	$18.75
Average assets	$8,247,690	$7,899,230	$7,554,078	$7,123,099	$6,650,260
Average equity	943,168	905,728	876,059	864,654	861,971
Average goodwill and other intangible assets	86,276	86,564	86,917	87,291	87,701
Tangible average equity to tangible average assets	10.5%	10.5%	10.6%	11.0%	11.8%
Tangible common equity ratio	10.4%	10.3%	10.4%	10.9%	11.3%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com